Exhibit 99.3

Tom Sabol starts presentation:

Safe Harbor and Introduction

Today is a landmark day for North Mountain Merger Corp and Corcentric, as we announce our business combination. Joining me on today’s conference call are Chuck Bernicker, CEO of North Mountain Merger Corp., Doug Clark, Founder and CEO of Corcentric, and Matt Clark, President and COO of Corcentric.  I am Tom Sabol, the CFO of Corcentric.

Before we begin, it is important to remind those listening that the information discussed today is qualified in its entirety by the Form 8-K that has been filed today by North Mountain Merger Corp. and may be accessed on the SEC’s website, including the exhibits thereto.

There is an investor deck also filed with the SEC by North Mountain Merger Corp., which may be helpful to reference in conjunction with this discussion.  Please review the disclaimers included therein and refer to that as a guide for today’s call.

Statements made during this call that are not statements of historical facts constitute forward-looking statements that are subject to risks, uncertainties and other factors that could cause actual results to differ from historical results and from our forecast, including those set forth in North Mountain Merger Corp.’s Form 8-K filed today and exhibits thereto. For more information, please refer to the risks, uncertainties and other factors discussed in North Mountain Merger Corp.’s SEC filing. All cautionary statements that we make during this call are applicable to any forward-looking statements that we make whenever they appear. You should carefully consider the risk, uncertainties and other factors discussed in North Mountain Merger Corp.’s SEC filings, and not place undue reliance on forward-looking statements, which we assume no responsibility for updating.

Please note that North Mountain and Corcentric will not be fielding any questions on today’s call.

Now, I would like to introduce Chuck Bernicker, CEO of North Mountain Merger Corp.

Chuck Bernicker:

North Mountain Overview

Thank you, Tom, and welcome, everyone. We are very pleased to announce our planned business combination with Corcentric.

I am Chuck Bernicker, CEO and sponsor of North Mountain Merger Corp., and I am thrilled to be here today to introduce this fantastic opportunity.

To provide some background, I was introduced to SPACs in 2015, when I was CFO of CardConnect, which went public via a SPAC in 2016. In 2017 CardConnect was acquired by First Data (now Fiserv). In early 2018, I began consulting to private companies looking to leverage the SPAC structure. I was fortunate to work with two great companies, Intermex and Repay.  In 2019, I launched my first SPAC, South Mountain Merger Corp, which completed a business combination with Billtrust earlier this year.

To leverage the success of Billtrust and our prior SPAC experience, we launched North Mountain in 2020 to continue our objective of focusing on FinTech companies, with an emphasis on the B2B segment. I was introduced to Doug and Corcentric in early 2021, and we were fortunate to build a relationship prior to deciding to work on this transaction together. As we have gotten to know the Corcentric team and learn more about the company, three things really attracted us to Corcentric:

•	Extensive experience in the B2B sector, with an emphasis on payments;
•	A broad range of solutions that provide multiple growth vectors, both on the A/P side, as well as the A/R side to leverage the secular tailwinds we are seeing in B2B, and finally;
•	I believe Corcentric will be a key player in the ongoing automation of the B2B sector – with a profitable, scalable business with a great financial profile.

The combination with North Mountain, firmly positions Corcentric to meet the next level of anticipated growth. I couldn’t be more excited to partner with this team.

With that, I am very pleased to turn the call over to Doug Clark, Founder and CEO of Corcentric, and the rest of the Corcentric team.

Doug Clark:

Corcentric Mission

Thanks Chuck

To take Chuck’s comments further, E commerce B2B transactions between buyers and sellers are difficult and complex.  The advent of the internet and digitalization has provided many advancements in transaction processing particularly in the B to C space.  In the B-to-B world, a proliferation of point solutions and disparate enterprise systems has created a void in the B-to-B ecosystem.  Whether it is sourcing, invoice billing, accounts payable workflow, payments, or remittance processing there was a missing hub that could accommodate access for multiple workflow solutions and ERP system to interact one to many – or many to many.

Corcentric has created a business model that has filled the void and allows companies to reduce costs and complexity in processing AP and AR transactions and payments.

We started our journey in 2010 when we decided to take our legacy business, a Group Purchasing Organization, or GPO, and expand our capabilities via acquisitions and the development proprietary solutions.  Our vision was to create a model that would serve both Buyers and Suppliers utilizing a combination of software, services, and payment capabilities.  The goal was to simplify integrations, improve efficiencies and accuracy and bring value to both sides of all transactions in the B2B e-commerce ecosystem.

In 2010 we made our first strategic acquisition, an AP Workflow solution.  In recent years, we have doubled down on technology investments and enhanced our payment and sourcing capabilities via a series of strategic acquisitions culminating in our acquisition of a Payments company in December of 2020.  We have continued to innovate across the continuum of source-to-pay and order-to-cash ecosystems.  We have also made significant investments to integrate these acquisitions from a people, process, and technology perspective.

 As an example, Matt Clark President and COO will share a case study demonstrating how the Daimler organization has utilized Corcentric’ s technology and approach to power their own private commerce network – the success of that engagement has resulted in nearly doubling their sales since adopting our model in 2013.

It’s worthy to note that Daimler first experienced our transaction processing and payment capabilities as a Supplier in our GPO network.  This demonstrates the flywheel effect that is generated by Corcentric being in the middle of B2B transactions and optimizing processes for both the buyer and supplier.  This has enabled us to serve as a “network of networks” in B2B commerce.

Matt will also elaborate on the cohesive and comprehensive solutions that we have developed that delivers value to both buyers and suppliers throughout the entire B2B transaction lifecycle (from source all the way through to settle) and how this has uniquely positioned Corcentric to deliver consistent, sustainable, and profitable growth at scale.

Simply put we have created a business model that is positioned as the “Network of Networks” transforming how businesses purchase, pay and get paid.

Corcentric briefly Slide 7

I believe the facts on slide 7 speak for themselves and accurately portray our ability to execute sustainable growth in the largely untapped Total Addressable Market that is available to us.

We have built a leadership team that possesses the experience and know how to propel us from $150M to $500M in revenue while maintaining EBITDA margins of 30% or greater.

Matt will take it from here and provide insight into the who and how we will execute our mission going forward.

Matt Clark:

Our Experienced, Founder-Led Management Team (Slide #7)

•	Hello everyone, my name is Matt Clark, President & COO of Corcentric
•	Between Doug, myself and other c-suite executives, we have a combined 50+ years in the business so needless to say we know our business, our customers, and the marketplace we play in extremely well
•
We have complemented our deep experience with a C-suite of very talented and accomplished individuals that bring with them two key traits: public company leadership experience and an impressive track record of driving high growth at scale

o	As Chief Revenue Officer, Fritz has driven the global unification of our Sales and Marketing efforts
o	As Chief Customer Officer, Ed is driving a best-in-class global Client Services organization
o	As Chief Product Officer, Manish is leading our product strategy efforts with some great insights he has accumulated from his long stint of leading product and innovation at SAP/Ariba
o	And as Chief Technology Officer, Sunil has transformed our product development and IT infrastructure efforts
o
I would like to welcome our new CFO, Tom Sabol.  Tom joins us most recently from Transact Campus, Inc. a software and payments company in the higher education space.  He is a seasoned CFO with over 25 years of experience in scaling and transforming both privately and publicly held companies. We are very excited to have Tom join the Corcentric family.

o	Tom succeeds Mark Joyce, who will remain with Corcentric as Chief Accounting Officer, where he will lead our accounting and back office organizations.
•	The skillset and experiences that this group brings to the table is exactly what is needed to drive growth and profitability at scale

The B2B Commerce Industry Is Massive… (Slide #8)

•	The TAM for our offerings is massive no matter how you measure it, and it is growing at a rapid pace
•
The fact that we generate revenue from both Payments and Software globally allows us to go after the $120T global Payments volume opportunity as well as the $140B B2B software & services revenue opportunity

•	I would also like to highlight the $2B whitespace opportunity that exists within our existing customer base
•
This represents the revenue opportunity that is available to us just from cross selling and upselling to our existing customers, so we are looking at a big growth driver with the low Customer Acquisition Costs that come from selling to existing customers

Corcentric Addresses the Entire B2B Value Chain (Slide #9)

•
We are differentiated and our TAM is significantly larger than our peers due to the fact that our solutions address the full spectrum of S2P (which encompasses Procurement/AP) and O2C (which encompass AR) and are sold to mid-market and enterprise customers on a global scale

•	Companies in our comp set have a heritage in one specific area and have either continued to stay in that lane or are in very early days of attempting to branch out
o	Coupa has a heavy focus on the Procurement portion of the S2P lifecycle
o	AvidXchange is very much focus on the AP portion of the S2P lifecycle
o	Bill.com does not sell into the mid-market or enterprise space
o	Billtrust is focused on the O2C/AR side of the equation
•	Addressing the full spectrum of S2P and O2C like we do is a distinct advantage when it comes to both winning in the marketplace and maximizing our growth potential

CFOs Face Unique Challenges (Slide #10)

•	For the office of the CFO, optimizing how their company purchases, pays, and gets paid is always top of mind and a top strategic priority
•	When I talk with CFO’s I hear the same themes around the challenges they are facing
o	Complexities in B2B payments leading to an inability to effectively manage cash flow
o	Difficulty transitioning away from inefficient legacy systems and processes
o	Stitched together point solutions; and
o	Trouble keeping pace with the ever-increasing integration demands of their customers and suppliers
•
All of this only got magnified during COVID and CFOs are looking beyond point solutions to deal with the challenges they are facing and are looking for a provider like Corcentric that will give them a comprehensive solution allowing them to run their business through a single pane of glass

Corcentric’s Value Proposition (Slide #11)

•	As you can see from the diagram on slide 11, there is a lot involved in getting a B2B transaction through the entire lifecycle and we have capabilities that support each of these steps
o	Sourcing capabilities to help buyers and suppliers collaborate for sourcing events
o	We streamline the exchange of Purchase Orders and Invoices
o	Our Payment capabilities facilitate the ideal payment modality and payment timing for both the buyer and supplier
•	Other players in the marketplace are only providing solutions for a portion of this lifecycle
•	Our truly differentiated approach to optimizing every step in the B2B transaction lifecycle for both buyers and suppliers gives us an advantage when we are competing in the marketplace
•
This unique combination of end-to-end S2P + O2C solutions delivered through a combination of software, payments, and services allows us to deliver significant ROI, drive operational improvements, and optimize working capital and cash flow in a way that nobody else can from a speed, certainty, and magnitude perspective

•
There is high barrier to entry for anyone looking to expand their offering to address more of this lifecycle from a software perspective and/or build out the full suite of payment + supply chain finance capabilities that we have

•	The players out there typically fall into one of two buckets: either they are a software company or a financial institution
•	Software companies have the DNA to do technology well but typically lack the DNA to do payments well
•	Financial institutions have the DNA to do finance/treasury well but typically lack the DNA to do software well
•	We have had the combination of software and payments as part of our core DNA from Day 1

Unparalleled Monetization Across the B2B Value Chain (Slide #12)

•	Moving on to slide 12
•
Our differentiated and unique approach to creating value for our customers gives us multiple points of entry and allows us to fully monetize each buyer/supplier transaction across the entire B2B value chain

•
Through our software, payments, and advisory capabilities we have the ability to get multiple bites at the apple all at once if we are providing a turnkey full suite solution or over time in a land and expand fashion

•	For example, an Advisory engagement can lead to a recurring revenue software engagement which can ultimately lead to a larger recurring revenue Payments opportunity
•
I would also point out that when you look at the take rate we command with our Payments offerings (on average 170-250 basis points) you will notice it is significantly higher than other Payments providers

•	This is due to the multiple payment modalities we can leverage along with our willingness and ability to take a credit position
•	This allows us to apply the right combination of payment modality and payment timing to deliver maximum value for both buyers and suppliers which in turn leads to maximizing revenue for ourselves

Source-to-Pay Solutions (Slide #13)

•	Slide 13 shows some additional details of our Source-to-Pay capabilities and shows the capabilities we have to support the entire buy side lifecycle of a B2B relationship

Order-to-Cash Solutions (Slide #14)

•	On slide 14you essentially see the Order-to-Cash mirror image of the Source-to-Pay slide with all the capabilities needed to support the entire sell side lifecycle of a B2B relationship
•	Other O2C/AR solution providers stop at providing technology to improve certain aspects of the O2C lifecycle

•
We take it a big step further with our willingness and ability to take a credit position on all or a portion of our customers AR portfolio allowing our customers to realize guaranteed outcomes like significant DSO reduction and cash flow liberation

Proprietary B2B Payments Network of Buyers and Suppliers (Slide #15)

•
Slide 15 is showing how S2P and O2C is enabling us to build a proprietary B2B payment network that optimizes every transaction for both buyers and sellers regardless of whether our customer is on the buy side or sell side of the equation

•
Adding one S2P customer results in their hundreds or thousands of suppliers being added to our B2B network and adding one O2C customer results in their hundreds or thousands of buyers being added to our B2B network

•
This creates a powerful flywheel effect where our proprietary B2B payment network continues to grow exponentially, and we become the hub for more and more B2B transactions positioning us to become the preeminent B2B payments network of networks much like a Visa or Mastercard has done in the B2C space

•
In 2022 we are planning on introducing a network subscription model where buyers and suppliers will be able to pay very modest subscription fees to optimize how they interact with their B2B trading partners

Built on an Integrated, Modern Technology Stack (Slide #16)

•	Slide 15 shows how our platform is built on an integrated, modern technology stack.
•	Key to being able to do what we do is that our platform and technology stack are specifically designed with all the key characteristics required to serve as a B2B commerce hub
•	Some key features to highlight are the robust extension framework that allows for best in breed/latest and greatest complimentary technologies to be easily plugged into the platform
•	This allows us to rapidly take advantage of new technologies as they emerge
•	We also have deep integration capabilities which is critical for being able to interface with ERP systems and other 3rd party networks at scale allowing us to serve as a network of networks
•	Finally, we have a Business Innovation Lab that is dedicated to working on disruptive technologies like AI/ML/RPA and blockchain
•	Our technology framework provides another competitive moat that is not easy to replicate without a major business model shift and a major investment of upfront and ongoing capital

Blue Chip Customer Base with Significant Embedded, Whitespace Opportunity (Slide #17)

•	Slide 17 speaks to our blue chip customer base.
•	Our solutions scale very well both horizontally and vertically
•	We serve a very diverse set of industry verticals and have highly referenceable customers in all verticals which gives us a distinct advantage when trying to land new logos
•	Also, the diversity of our customer base helps to protect us from being overly exposed to vertical specific cycles

•	Through our organic growth and the acquisitions -- we have created a $2 Billion whitespace opportunity that was talked about earlier

S2P Case Study (Slide #18)

•
On the next 3 slides, I would like to walk through a few case studies that will help bring to life what we have talked about thus far and also really bring to life the mission critical work we are doing for our customers

•	On the S2P side, a fortune 500 chemical distributor selected us to completely transform their indirect spend on a global basis
•
They are taking advantage of all our S2P software, payment, and services capabilities to drive significant savings – realizing $6.5M in a relatively short period of time and we have also helped them unlock significant cash flow

•	This engagement nets us $2M+ annually in RECURRING REVENUE
•
This customer is typically required to RFP an engagement of this size and magnitude, but they quickly realized there was no one else that could provide a similar solution so we were awarded the business without having to go through an RFP process

O2C Case Study (Slide #19)

•	Slide 19 is a case study on the O2C side
•
The world’s largest tire and rubber company hired us to address O2C challenges they were having with key strategic customers – we started with their largest customer and have since expanded to other strategic enterprise accounts

•	They are taking advantage of all our O2C software, payment, and services capabilities to increase sales, significantly reduce DSO and dramatically improve working capital
•	This is a multi-million dollar annual RECURRING REVENUE account that should continue to grow as they leverage our O2C solution for more of their customer base

O2C + S2P Case Study (Slide #20)

•	Moving now to slide 20
•
This last case study shows how Daimler leverages a combination of our O2C + S2P capabilities to optimize their private commerce network which consists of their dealers/distributors network on the sell side and their top 1000 customer accounts on the buy side

•
Key to this engagement was being able to tackle the integration complexity that comes from 17,600 unique system connections which involved integrating with ERP systems and Point of Sale systems on the dealer side as well as ERP and S2P systems on the customers side... think SAP, Oracle, Ariba, Coupa, etc.

•
The result has been tremendous outcomes for all parties in this ecosystem…the dealers/the customers/and Daimler themselves, highlighted by a 59% DSO reduction and an 86% reduction in disputes. Daimler sales for this program have grown from $600M when we first started with them in 2013 to north of $1 Billion annually

Go-To-Market Strategy (Slide #21)

•	Slide 21 addresses our go-to-market strategy
•	We hired our first Chief Revenue Officer in Q4 last year to unify our historically siloed selling efforts
•	We have implemented a global GTM strategy that employs a combination of direct and indirect selling efforts
•	We have seen really good results from these efforts when it comes to the strengthening of our pipeline and dramatically improved bookings results
•	This provides us with a lot of confidence in our ability to achieve and sustain our growth goals going forward

Corcentric Has Multiple Ways to Monetize The $100B+ of Transaction Volume Flowing Through Its Platform (Slide #22)

•	Moving on to slide 22
•	We have $100B of transaction volume flowing through our platform
•	As shown on slide [22], we are currently monetizing about $3B of that $100B+
•	The remaining $97B of volume is attributable to customers that are currently “software only” meaning their PO’s and Invoices are flowing through our platform but were not in our Payment flow
•
The diverse set of payment capabilities we have gives us multiple ways to monetize this volume which is an advantage over other payments companies that have gone “all in” on certain payment modalities like virtual cards

•	Having multiple ways in which we can monetize the volume allows us to apply the right payment method to maximize value for our customer and maximize the revenue potential for ourselves
•	I will give you an example of what this looks like on both the S2P and O2C cash side of the equation
•	S2P example
o	On the S2P side, we were able to sell our payment solution to a long time S2P software customer where we are now executing payments to their suppliers on their behalf
o
This took a $100K annual RECURRING REVENUE account and converted to an account that has the potential to be a $1M annual RECURRING REVENUE account from the revenue generated by virtual card rebates and fees for enhanced ACH

•	O2C example
o
On the O2C side, we are working with a long time O2C software customer in Europe using our electronic bill distribution capabilities on engagement that involves us getting in the payment flow via our Supply Chain Finance capabilities

o	This should grow the annual RECURRING REVENUE for this account from $90K to a conservative $1.5M, a 16X increase.
•	These examples are just the tip of the iceberg of what has been setup through our organic evolution and the acquisitions that we have done over the past few years

Multiple Vectors Driving Growth and Upside (Slide #23)

•	There are no shortages of opportunities to drive growth going forward
•	This starts with a massive $2 Billion whitespace cross sell opportunity within our existing customer base from both a software and payments offering perspective
•	We just walked through on the previous slide the opportunity to monetize the $100B+ of annual transaction volume currently flowing through our platform
•	On the Go-To-Market slide (slide 21) we talked about how we are going to drive growth by adding new logos
•
Growth through international expansion will come in the form of providing more solutions to our existing international customer base and expanding into adjacent regions to where we already have a footprint

•	From an M&A standpoint, our most recent acquisition of Vendorin provides a good example of how M&A provides multiple levers of growth
o
This acquisition allowed us to expand our payment capabilities which has given us an ability to generate more revenue with our S2P software customer base – adding this payments offering for an existing S2P software customer multiplies the annual RECURRING REVENUE by a minimum of 3-5X

o	In addition, the Vendorin customer base of enterprise sized companies are prime prospects for our S2P software offerings as well as our O2C solution
•	New products and innovation will allow us to continue to cross sell/upsell with complementary offerings

I will now turn it over to Tom to walk through our revenue model and financials in greater detail.

Tom Sabol:

Thank you, Matt.

Financial Highlights

•	Matt touched on these highlights a bit earlier but let me provide some color as shown on slide 25
•	We are forecasting 27% growth in 2022 bringing revenue to nearly $150MM with net revenue retention of 113% coming out of a Covid impacted period
•	We have a long history of profitability going back to inception of the company and a track record of mid 20 percent plus adjusted EBITDA margins historically as shown on slide 28.
•
We will continue to make investments in the business to drive future growth, and we ultimately expect to do so while achieving 30+% EBITDA margins in the medium term before accounting for new public company costs.

Revenue Model

•	As shown on slide 26, our revenue model has three components: Software, Payments and Advisory Services.
•	Within software, our revenue follows the traditional SAAS model and is primarily subscription based with contracts that auto renew.
•
Payments revenue is primarily based on a % of the dollar volume of the transactions we process.  An example would be where we sit in the financial flow of a transaction and apply a take rate to the payment we make to a supplier of goods or services.   These take rates may vary depending on monetization method.

•	It’s important to note that these recurring and reoccurring revenue streams – software and payments - account for approximately 80% of our total revenue.
•
Lastly, Advisory services are a smaller but important part of the solution suite and generate revenue through project-based fees.  An example would be where we advise a client on the sourcing of products or services on an hourly or savings contingent basis.

Strong Underlying Operating Metrics

•	Two important metrics that we look at to measure the health of the business are transaction volume and dollar-based net revenue retention. As shown on slide 27 are our recent historical trends
•
Monetized transaction volume is the total volume of dollars where our revenue is derived from being in the payment flow and earning a % of the total dollars processed.  This is the $3b number for 2021 that Matt referenced earlier when talking about the monetization opportunity.

•
It’s important to note that both metrics were growing steadily until 2020 when we experienced the COVID impact similar to other companies in our space.  COVID impacted us mostly in areas where we earn revenue as a % of the transaction volume we process as well as advisory services where projects were delayed beginning in Q2 2020.  Both of these areas have substantially returned to pre-COVID levels in 2021.

•	Looking forward, we currently expect these metrics to continue their upward trajectory in the future.

Compelling Financial Profile

•
Over the last several years we have been expanding our products to provide a complete end-to-end solution suite to our customers.  Some of this has been developed internally and some through acquisition.

•
As noted by Matt, we made three strategic acquisitions during 2019 and 2020, each with different gross margins and EBITDA margins.  While it is difficult to infer future margin performance from this historical data, we are providing medium term guidance to help.

•
Recently, we have focused on top-line growth and made investments in the business which kept EBITDA flat.  We now believe we are in a position to drive EBITDA growth as we have all the pieces in place to do so.

Financial Projections

•
As shown on slides 28 and 29, we present certain financial projections. In 2021, we began to realize the benefit of our hard work from acquisitions and integration and investment in our platform.  We expect our 2021 growth rate to be approximately 16% and end the year with approximately $117 million of adjusted revenue.

•	In 2022 and 2023, we currently believe we will continue to benefit from our recent strategies and expect organic growth of nearly 30%.
•
Also, as we continue to integrate recent acquisitions and generate more revenue growth from high margin revenue streams like payments, our operating leverage should improve which will enable the business to scale with higher margins.

•	We are highly confident that we should meet and beat our forecast for the periods presented based on our pipeline, run rate and exit velocity of revenue.

Business Mix Evolution

•
As discussed by both Doug and Matt, we believe we are on the precipice of massive payments opportunities which will take that portion of our business from about 50% of revenue to north of 60% of total revenue over time as shown on slide 30.

•	Additionally, we foresee our recurring and re-occurring revenues increasing as a percentage of total revenue to 85% over the next couple years.
•	We believe the revenue mix shift should result in improved operating leverage and expanded margins.

Medium Term Operating Model

•	As shown on slide 31, we are focused on the following key operating non-GAAP targets over the medium term:
o	Adjusted Revenue Growth of 25%+
o	Adjusted Gross Margin (excluding depreciation and amortization) of 70%+
o	And adjusted EBITDA Margin approaching 35% and above

•
We are confident in achieving these targets as we have $2 billion of white space opportunity on which to focus and a deep pipeline with a growing list of potential new logo opportunities.  Our installed customer base should continue to grow within their respective industries, and, given our revenue model of take rate based on our customers revenue, should provide for growth and margin expansion to Corcentric.

•	As Matt mentioned earlier, you will not find this combination of growth and profitability at scale anywhere in our space.

With that, I’d like to turn the call back over to Chuck.

Chuck Bernicker:

Transaction Overview and Closing

Thanks, Tom.

We’d like to close by just commenting on why we view Corcentric as a unique and compelling public market opportunity. We’re very fortunate to find a company with such an impressive track record and an equally attractive outlook. The transaction values the company at approximately $1.2B Enterprise Value, or about 8.1x 2022 Revenue, and we believe it provides a great entry point for this combination of growth and profitability.

We’re incredibly excited to be partnering with Doug and his team. The North Mountain team is committed, invested and highly incentivized to help scale this business for long-term success.

With that, we’d like to thank you for your time and attention today. Thanks again and have a great day.

FORWARD-LOOKING STATEMENTS

Certain statements made herein are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding future events, the Business Combination, the estimated or anticipated future results and benefits of the combined company following the Business Combination including the likelihood and ability of the parties to successfully consummate the Business Combination, future opportunities for the combined company, and other statements that are not historical facts. These statements are based on the current expectations of North Mountain’s and Corcentric’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of North Mountain and Corcentric. These statements are subject to a number of risks and uncertainties regarding Corcentric’s businesses and the Business Combination, and actual results may differ materially. These risks and uncertainties include, but are not limited to, ability to meet the closing conditions to the Business Combination, including approval by stockholders of North Mountain and Corcentric on the expected terms and schedule and the risk that regulatory approvals required for the Business Combination are not obtained or are obtained subject to conditions that are not anticipated; delay in closing the Business Combination; failure to realize the benefits expected from the proposed Business Combination; a decline in the price of our securities following the Business Combination if it fails to meet the expectations of investors or securities analysts; the amount of redemption requests made by North Mountain’s public stockholders; the ability of North Mountain or the combined company to issue equity or equity-linked securities in connection with the Business Combination or in the future; the effects of pending and future legislation; risks related to disruption of management time from ongoing business operations due to the proposed Business Combination; business disruption following the Business Combination; risks related to the impact of the COVID-19 pandemic on the financial condition and results of operations of North Mountain and Corcentric; risks related to North Mountain’s or Corcentric’s indebtedness; other consequences associated with mergers, acquisitions and divestitures and legislative and regulatory actions and reforms; Corcentric’s ability to maintain its current rate of growth; adjusting Corcentric’s cost structure to quickly reflect changes in revenues; maintenance and renewal of customer contracts and subscriptions; competition in the software and payments solutions industries; Corcentric’s ability to raise additional capital; reliance on Corcentric’s relationships with service providers and suppliers; the successful integration of potential targets, products, or technologies; Corcentric’s ability to improve its operational, financial, and management controls; Corcentric’s failure to offer high-quality customer support; Corcentric’s ability to maintain its revenues and margins while offering discounts for its private commerce network buyers and suppliers; Corcentric’s failure to maintain and enhance awareness of its brand; Corcentric’s failure to maintain contracts with private commerce network solutions buyers and suppliers; increased costs associated with being a public company; the unpredictable sales cycles of Corcentric’s end markets; risks associated with Corcentric’s brokerage activities as sellers of capital equipment; cybersecurity incidents; ability to prevent fraudulent activities by Corcentric’s customers, employees or other third parties; potential interruptions or delays in third party services; protection of proprietary rights; intellectual property infringement, data protection, and other losses; compliance with federal, state, and local laws as well as statutory and regulatory requirements; risks of implementing controls and procedures required for public companies following the Business Combination; and the ability of Corcentric or the combined company to issue equity or equity-linked securities with the proposed business combination or in the future; and those factors discussed in North Mountain’s Form 10-K/A  for the year ended December 31, 2020 under Risk Factors in Part I, Item 1A and other documents of North Mountain filed, or to be filed, with the SEC.

If any of these risks materialize or if assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that North Mountain or Corcentric presently do not know or that North Mountain or Corcentric currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide North Mountain’s and Corcentric’s expectations, plans or forecasts of future events and views as of the date of this communication. North Mountain and Corcentric anticipate that subsequent events and developments will cause their assessments to change. However, while North Mountain or Corcentric may elect to update these forward-looking statements at some point in the future, North Mountain and Corcentric specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing North Mountain’s or Corcentric’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the contemplated Business Combination, North Mountain intends to file a registration statement on Form S-4 (the “Registration Statement”) with the SEC, which will include a proxy statement/prospectus.  Additionally, North Mountain will file other relevant materials with the SEC in connection with the Business Combination.  A definitive proxy statement/final prospectus will also be sent to the stockholders of North Mountain, seeking any required stockholder approval. This communication is not a substitute for the Registration Statement, the definitive proxy statement/final prospectus or any other document that North Mountain will send to its stockholders. Before making any voting or investment decision, investors and security holders of North Mountain are urged to carefully read the entire Registration Statement and proxy statement/prospectus, when they become available, and any other relevant documents filed with the SEC as well as any amendments or supplements to these documents, because they will contain important information about the Business Combination. Stockholders will also be able to obtain copies of such documents, without charge, once available, at the SEC’s web site at www.sec.gov. In addition, the documents filed by North Mountain may be obtained free of charge from North Mountain at www.nmmergercorp.com. Alternatively, these documents, when available, can be obtained free of charge from North Mountain upon written request to North Mountain Merger Corp., 767 Fifth Avenue, 9th Floor, New York, NY, 10153, ATTN: Secretary, or by calling (646) 446-2700. The information contained on, or that may be accessed through, the websites referenced in this communication is not incorporated by reference into, and is not a part of, this communication.

PARTICIPANTS IN THE SOLICITATION

North Mountain, North Mountain’s sponsor and Corcentric and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of North Mountain, in connection with the proposed Business Combination. Information regarding North Mountain’s directors and executive officers is contained in North Mountain’s Annual Report on Form 10-K/A for the year ended December 31, 2020 and its Quarterly Report on Form 10-Q for the quarterly period September 30, 2021, which are filed with the SEC. Additional information regarding the interests of those participants, the directors and executive officers of Corcentric and other persons who may be deemed participants in the Business Combination may be obtained by reading the Registration Statement and the proxy statement/prospectus and other relevant documents filed with the SEC when they become available. Free copies of these documents may be obtained as described above.

NO OFFER OR SOLICITATION

This communication is for informational purposes only and shall not constitute a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Business Combination. This communication shall also not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale, issuance or transfer of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or an exemption therefrom.